EXHIBIT 5.1

LEGAL OPINION OF DUANE MORRIS LLP

Duane Morris LLP

1667 K Street, N.W.
Suite 700
Washington, D.C. 20006-1608

October 21, 2005

Inland Western Retail Real Estate Trust, Inc.
2901 Butterfield Road
Oak Brook, Illinois 60523

Re:                             Registration Statement on Form S-3
50,000,000 Shares of Common Stock

Ladies and Gentlemen:

We have served as special counsel to Inland Western Retail Real Estate Trust, Inc., a Maryland corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which the Company intends to register 50,000,000 shares of its Common Stock, par value $.001 per share (the “Shares”) for issuance by the Company as described in the Registration Statement and the prospectus included therein.  This opinion is being filed as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.  In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents  (hereinafter collectively referred to as the “Documents”):

1.                                       The Registration Statement in the form in which it was filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act, certified as of a recent date by an officer of the Company;

2.                                       Second Amended and Restated Articles of Incorporation of the Company, certified as of a recent date by an officer of the Company;

3.                                       The Second Amended and Restated Bylaws of the Company, certified as of a recent date by an officer of the Company;

4.                                       Resolutions (the “Board Resolutions”) adopted by the Board of Directors of the Company, relating to the registration, sale and issuance of the Shares to be issued by the Company, certified as of a recent date by an officer of the Company; and

5.                                       Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.                                       Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent and duly authorized to do so.

2.                                       Each individual executing any of the Documents on behalf of a party  (other than the Company) is duly authorized to do so.

3.                                       Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.                                       Any Documents submitted to us as originals are authentic.  The form and content of the Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.

We have further assumed that any Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all such Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all representations, warranties, statements and information contained in the Documents are true and complete; and there has been no oral or written modification of or amendment to any of the Documents; and further there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.  In rendering our opinion, we have relied upon certificates of officers of the Company.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that the Shares to be issued by the Company when the Registration Statement becomes effective under the Securities Act and when the Shares are issued, sold and delivered against payment therefor in the manner described in the Registration Statement, will be legally issued, fully paid and non-assessable.

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law.  We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland.  To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference of our firm under the caption “Legal Matters” in the prospectus portion of the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Sincerely,

/s/ DUANE MORRIS LLP
DUANE MORRIS LLP